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                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-91716 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-06523 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-26369 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-42537 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-88971 of Nextel Communications, Inc. on Form S-3, Registration Statement No. 333-34824 of Nextel Communications, Inc. on Form S-3, Registration Statement No. 333-37012 on Form S-3 and Registration Statement No. 333-1290 on Form S-4 of our report dated February 15, 2001 (March 29, 2001 as to Note 6), appearing in this Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 2000.




McLean, Virginia
April 2, 2001